THIS AGREEMENT dated as of the 28th day of December, 2002 is

BETWEEN:

  Sun Power Corporation (the 'Company') a company incorporated in the State of Nevada with an office located hose head office is located 112c Longview Drive, Los Alamos, NM 87544.
  Roland Vetter (the 'Consultant') resident at #113 - 980 West 1st Street, North Vancouver, B.C., V7P 1C5.

WHEREAS:

The Company has signed an option to acquire certain mining property(s) in Mexico (the 'Property') and wishes to retain the services of the Consultant to assist it in its evaluation of the Property;

IT IS NOW HEREBY AGREED THAT:

  The Consultant will provide consultancy services to the Company from the date of this Agreement (the 'Term').
  The duties of the Consultant during the Term will be:
    Assisting Robyn Storer in reporting to the Company on the economic viability of operating the mine, ore reserves, the mine expansion plan and the availability of contracts with smelters to process the ore produced.
    Assisting the officers of the Company in preparing financial modeling and presentations to existing and prospective investors in the Company.
  The Company will pay the Consultant:
    a fee of US$20,000 in shares of common stock of the Company valued at a price of US$0.25 per share.
    all reasonable out of pocket expenses incurred in the carrying out your duties as consultant in evaluating the Property.
    Such payments will be made to the Consultant on submission of an appropriate invoice.
  The Consultant agrees to keep confidential all information provided about the Property and the Company and not to pass on such information to third parties without the prior written consent of an officer of the Company. This restriction will not apply to:
    Information that is or becomes public;
    When the Consultant is obliged to disclose information about the Company or the Property by legal or regulatory authorities.
  This Agreement is subject to the Laws of the State of Nevada.

AGREED TO:

/s/ Andrew Schwab
President
Sun Power Corporation.
Date: January 3, 2003

/s/ Roland Vetter
Roland Vetter
Date: January 3, 2003